Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2003, relating to the consolidated financial statements of VirTra Systems, Inc. (formerly GameCom, Inc.) which is contained in that Prospectus. Our report contains an explanatory paragraph regarding VirTra Systems, Inc.’s ability to continue as a going concern.

/s/ Ham, Langston & Brezina, LLP

Dallas, Texas
June 2, 2003